Exhibit 99.1

CONX Corp. Announces Closing of Initial Business Combination

Littleton, Colo., May 1, 2024—CONX Corp. (Nasdaq: CONX) (the “Company” or “CONX”), completed its previously announced transaction pursuant to the terms of the purchase and sale agreement (as amended by that amendment to the sale and purchase agreement, the “Purchase Agreement”), dated as of March 10, 2024, by and between the Company and EchoStar Real Estate Holding L.L.C. (“Seller”), a subsidiary of EchoStar Corporation. Pursuant to the terms of the Purchase Agreement, the Company purchased from Seller the commercial real estate property (the “Property”) in Littleton, Colorado, comprising the corporate headquarters of DISH Wireless, for a purchase price of $26.75 million (the “Transaction”). The Transaction constitutes the Company’s initial business combination.

In connection with the Transaction, the Company and Seller have entered into a sale-leaseback agreement (the “Lease Agreement”), pursuant to which Seller will lease back the Property from the Company.

Prior to the consummation of, and in connection with, the Transaction, the Company provided all holders of shares of its Class A common stock, par value of $0.0001 per share purchased in the Company’s initial public offering, the opportunity to have such shares redeemed pursuant to, and subject to the limitations of, the Company’s Amended and Restated Articles of Incorporation.

The Company anticipates to grow through acquisition opportunities, including, but not limited to, disruptive technologies and infrastructure assets to maximize the Company’s ability to drive shareholder value. Jason Kiser, CONX CEO, will continue to lead the Company through its next phase of growth.

Mandatory Unit Separation

On or about May 2, 2024, the Company’s units, which trade with the ticker symbol “CONXU” will be mandatorily separated and the units will no longer trade on the Nasdaq Capital Market. Each unit is comprised of one share of the Company’s Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at price of $11.50 per share. In the separation, unit owners will receive the number of shares of Class A common stock and warrants underlying such units. This is a mandatory and automatic separation, and no action is required by the holders of units.

The Class A common stock and warrants are listed on the Nasdaq Capital Market and trade with the ticker symbols “CONX” and “CONXW”, respectively.

About CONX Corp.

CONX Corp. was incorporated in Nevada on August 26, 2020 as a blank check company. Subsequent to the closing of the Transaction, CONX will derive revenues primarily from rent received from its operation of real estate property. In addition, CONX anticipates to grow through acquisition opportunities, including, but not limited to, disruptive technologies and additional infrastructure assets.

Important Legal Information

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are not historical facts but instead represent only the Company’s belief regarding future results, many of which, by their nature are inherently uncertain and outside of the Company’s control. Actual results may differ, possibly materially, from those anticipated in these forward looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

The risks and uncertainties include, but are not limited to:

•	our ability to realize the anticipated benefits of the Transaction;

•	the Transaction benefits do not meet the expectations of investors or securities analysts, and the impact on the market price of the Company’s securities;

•	our expectations around the Property and the Lease Agreement;

•	changes in the financial and macroeconomic conditions and their impact on the Company and its business and financial performance after the Transaction;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Transaction;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Transaction;

•	our potential ability to obtain additional financing after the Transaction;

•	our ability to maintain a listing for our securities on Nasdaq;

•	our public securities’ potential liquidity and trading; and

•	the lack of a market for our securities.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.

Information Agent

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, CT 06902

Tel: +1 (800) 662-5200 (toll-free, individuals), +1 (203) 658-9400 (banks and brokers)

Email: CONX.info@investor.morrowsodali.com